Exhibit 4

AMENDED AND RESTATED AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated: July 28, 2008

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 8 to the Schedule 13D originally filed on January 22, 2008 (including additional amendments thereto) with respect to the Common Stock of AmeriCredit Corp., and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President and Chief Financial Officer

PHLCORP, INC.

By:	/s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President

BEI ARCH LLC

By: Baldwin Enterprises, Inc.

Its Sole Member
By:	/s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President

BEI-LONGHORN LLC

By: BEI Arch LLC

Its Sole Member

By: Baldwin Enterprises, Inc.

Its Sole Member
By:	/s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President